Exhibit 4.2

                        Certificate of Formation of
                        PSE&G Transition Funding LLC





                          CERTIFICATE OF FORMATION

                                     OF

                        PSE&G TRANSITION FUNDING LLC



            (a) The name of the limited liability company is PSE&G Transition Funding
LLC.

            (b) The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is CT Corporation.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PSE&G Transition Funding LLC this 21st day of July, 1999.


                                  PSE&G TRANSITION FUNDING LLC


                                  By:  /s/ James T. Foran
                                       -------------------------------------
                                  Name:  James T. Foran
                                  Title: General Corporate Counsel of Public
                                         Service Electric and Gas Company